EXHIBIT (I)

                               CONSENT OF COUNSEL

                           Gabelli Capital Asset Fund

                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 8 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Asset Fund (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                                    /S/ WILLKIE FARR & GALLAGHER
                                                    Willkie Farr & Gallagher


April 25, 2001

New York, New York